Exhibit 10.3

WORTHINGTON INDUSTRIES, INC.

2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

RESTRICTED STOCK AWARD AGREEMENT ISSUED TO

[INSERT GRANTEE’S NAME]

Worthington Industries, Inc. (“Company”) and its shareholders believe that their business interests are best served by extending you an opportunity to earn additional compensation based on the growth of the Company’s business. To this end, you have been granted restricted common shares, without par value (“Shares”), of the Company (“Restricted Stock”), subject to the terms and conditions described in the Worthington Industries, Inc. 2006 Equity Incentive Plan for Non-Employee Directors (“Plan”) and this Restricted Stock Award Agreement (“Award Agreement”).

This Award Agreement describes many features of your Restricted Stock and the conditions you must meet before the restrictions on your Restricted Stock will lapse. Any capitalized terms not otherwise defined in this Award Agreement have the same meanings as in the Plan.

To ensure you fully understand the terms and conditions of your Restricted Stock, you should:

—	Read the Plan and this Award Agreement carefully;

—	Contact Dale T. Brinkman at 614-438-3001 if you have any questions about your Restricted Stock;

—	Sign both the Award Agreement and extra signature page; and

—	Return the signed extra signature page to the Award Agreement no later than [Insert Date that is 30 Days After Grant Date], to Dale Brinkman in the envelope enclosed for your convenience.

Nature of Your Restricted Stock

You have been granted Restricted Stock. If you satisfy the conditions described in the Plan and this Award Agreement, the restrictions imposed on your Restricted Stock will lapse.

Grant Date: Your Shares of Restricted Stock were granted on [Insert Grant Date].

Number of Shares of Restricted Stock: You have been granted [Insert No. of shares granted] Shares of Restricted Stock.

Settlement of Your Restricted Stock

Until the dates shown below or the events described below, your Shares of Restricted Stock will be held in escrow by the Company and, except as described below, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. At the end of the Restriction Period (as described below), these Shares either will be distributed to you or forfeited, depending on whether or not you satisfy the conditions described in this Award Agreement and in the Plan. Any fractional Share of Restricted Stock will be settled in cash.

Normal Restriction Period: Normally, and subject to your continued service as a Director, the restrictions on your Restricted Stock will lapse and the Shares of Restricted Stock will become fully vested on the earlier to occur of (1) the first anniversary of the Grant Date or (2) if the Restricted Stock was granted as of the date of an Annual Meeting, the date on which the next Annual Meeting is held.

How Your Restricted Stock Might Be Settled Before the Last Day of the Normal Restriction Period: Upon a Business Combination or a Change in Control, the restrictions on your Restricted Stock will lapse and the Shares of Restricted Stock will become fully vested.

How Termination Will Affect Your Restricted Stock:

Death, Disability or Retirement (With the Board’s Consent). If you Terminate due to death, Disability or Retirement (with the Board’s consent), the Restricted Stock will become fully vested on the Termination date.

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Termination for Any Reason Other than Death, Disability or Retirement (With the Board’s Consent). If you Terminate for any reason other than death, Disability or Retirement (with the Board’s consent), the Restricted Stock will be forfeited on the Termination date.

Other Ways in Which Your Restricted Stock May Be Forfeited: Your Restricted Stock will be forfeited if you:

[1]

Without the Board’s written consent, which may be withheld for any reason or for no reason, serve (or agree to serve) as an officer, director, consultant or employee of any proprietorship, partnership, corporation, limited liability company or other entity or become the owner of a business or a member of a partnership that competes with the Company or a Related Entity or render any service to entities that compete with the Company or a Related Entity; or

[2]	Deliberately engage in any action that the Board concludes could harm the Company or any Related Entity.

Settling Your Restricted Stock

If all applicable conditions have been met, your Restricted Stock will be released from escrow and distributed to you as soon as administratively feasible after the last day of the Restriction Period.

Other Rules Affecting Your Restricted Stock

Rights During the Restriction Period: During the Restriction Period (and even though the Shares of Restricted Stock are held in escrow until they are settled), you may exercise any voting rights associated with your Restricted Stock. Any dividends or other distributions paid with respect to your Restricted Stock will be held by the Company as escrow agent during the Restriction Period and will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. At the end of the Restriction Period, such dividends or other distributions will be distributed to you or forfeited as provided above with respect to the Restricted Stock as to which they were paid.

Beneficiary Designation: You may name a beneficiary or beneficiaries to receive any Restricted Stock that is settled after you die. This may be done only on the attached Beneficiary Designation Form and by following the rules described in that form. This form need not be completed now and is not required as a condition of receiving your Restricted Stock. If you die without completing a Beneficiary Designation Form or if you do not complete that form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

Transferring Your Restricted Stock: Normally, your Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. However, as described above, you may complete a Beneficiary Designation Form to name a beneficiary or beneficiaries to receive any Restricted Stock that is settled after you die. Also, the Board may allow you to transfer your Restricted Stock to certain Permissible Transferees. Contact Dale T. Brinkman at the address or number given above if you are interested in transferring your Restricted Stock to a Permissible Transferee.

Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

Other Agreements: Your Restricted Stock will be subject to the terms of any other written agreements between you and the Company to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.

Adjustments to Your Restricted Stock: Your Restricted Stock will be adjusted, if appropriate, to reflect any change to the Company’s capital structure after the Grant Date (e.g., the number of Shares of Restricted Stock will be adjusted to reflect a Share split).

Other Rules: Your Restricted Stock is subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of this Restricted Stock. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern.

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Your Acknowledgment of Restricted Stock Conditions

By signing below, you acknowledge and agree that:

—	A copy of the Plan has been made available to you; and

—	You understand and accept the terms and conditions placed on your Restricted Stock.

[INSERT GRANTEE’S NAME]		WORTHINGTON INDUSTRIES, INC.

By:
	(signature)		Dale T. Brinkman, Vice President-Administration

Date signed:		Date	signed:

After a signed copy of your Restricted Stock Award Agreement is received, the Board will acknowledge receipt of it.

*****

Board’s Acknowledgment of Receipt

A signed copy of the Restricted Stock Award Agreement issued to [INSERT GRANTEE’S NAME] was received on             , 2008.

Worthington Industries, Inc. Board of Directors

By:

Date:

Note: Send a copy of this completed form to the Participant and keep a copy as part of the Plan’s permanent records.

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